Exhibit 99.01

FOR IMMEDIATE RELEASE                            Contact:Investor Relations
Website: http://www.arthrt.com                                 (978) 602-1436

December 23, 2013
ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
ANNOUNCES CLOSING OF PRIVATE PLACEMENT

Fitchburg, Massachusetts

Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) and its subsidiaries (the “Company”) announced today the December 19, 2013 closing of its offering of an aggregate of $500,000 in subordinated notes (the “Notes”) and warrants to purchase common stock (the “Warrants”), the proceeds of which the Company will use for working capital.
The Notes bear interest on the unpaid principal at a simple annual interest rate equal to 10% per annum from the date of issuance until the second anniversary thereof and, following the second anniversary, bear interest at a simple annual interest rate of 12% per annum and until the interest and principal thereunder is repaid. Interest only is payable in cash on a quarterly basis. The Notes mature on December 18, 2016, are prepayable by the Company at any time following the first anniversary thereof without penalty and are subordinated to the outstanding indebtedness of the Company to its March 2013 multi-year credit facility with a Massachusetts based bank.
The Warrants are exercisable during the period commencing six months after issuance and for three years from issuance, at an exercise price of $3.51 per share which is equal to the closing market price of the Company’s common stock on the day prior to the closing date of the offering.
About Arrhythmia Research Technology, Inc.
The Company through its wholly-owned subsidiary, Micron Products, Inc. (“Micron”) manufactures components, devices and equipment primarily for the medical and defense industries. Micron is engaged in the production and sale of silver/silver chloride coated and conductive resin sensors used as component parts in the manufacture of integrated disposable electrophysiological sensors. These disposable medical devices are used worldwide in the monitoring of electrical signals in various medical applications. The Company has expanded into custom thermoplastic injection molded products with a full array of design, engineering and production services and management.
The addition of an orthopedic implant machining operation, produces quick-turn, high volume and patient-specific, finished orthopedic implants. The Company also has developed and distributes customizable proprietary signal-averaging electrocardiography (SAECG) software used in the detection of certain heart arrhythmias and that is reconfigurable for a variety of hardware platforms.
For more information please check our websites:
http://www.arthrt.com             http://www.micronproducts.com
Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain customers who represent significant proportions of revenue; our ability to maintain our pricing model and/or decrease our cost of sales; our ability to increase sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; a stable interest rate market and/or a stable currency rate environment in the world, and specifically the countries where we are doing business; amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources and our ability to offset higher costs with price increases. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.